UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	76-0547762 (I.R.S. Employer Identification No.)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Units, each consisting of one share of Common Stock and one Class A Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Class A Warrants, exercisable for Common Stock at an exercise price of $6.00 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities act registration statement file number to which this form relates: 333-140747

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Units, Common Stock and Class A Warrants of Wilson Holdings, Inc. (the “Company”). The description of the Units, Common Stock and Class A Warrants contained in the section titled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1, as amended (File No. 333-140747) and initially filed with the Securities and Exchange Commission on February 16, 2007, is incorporated herein by reference and shall be deemed a part hereof. Any form of prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Form of Amended and Restated Bylaws of the Company*
3.2	Amended and Restated Articles of Incorporation of the Company*
4.1	Specimen certificate for shares of Common Stock of the Company*
4.2	Specimen Unit Certificate*
4.3	Form of Warrant Agreement, including form of Class A Warrant*

*Filed by the Company as an exhibit of the same number to the Registration Statement on Form S-1, as amended (File No. 333-140747) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 13, 2007

WILSON HOLDINGS, INC.

By:	/s/ Clark N. Wilson
Clark N. Wilson
Chief Executive Officer and President